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                          ASTORIA FINANCIAL CORPORATION
                 EMPLOYMENT AGREEMENT WITH JOHN J. CONEFRY, JR.

     This EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of April 2, 1998 by and between ASTORIA FINANCIAL CORPORATION, a business corporation organized and operating under the laws of the State of Delaware and having an office at One Astoria Federal Plaza, Lake Success, New York 11042-1085 ("Company") and JOHN J. CONEFRY, JR., an individual residing at 5 Butler Place, Garden City, New York 11530 ("Executive").

                                   WITNESSETH:

     WHEREAS, upon the effective date set forth in section 30 of this Agreement, Long Island Bancorp, Inc. ("Seller") will merge with and into the Company and The Long Island Savings Bank, FSB, a wholly owned subsidiary of the Seller ("Seller Bank"), will merge with and into the Company's wholly owned subsidiary, Astoria Federal Savings and Loan Association ("Association"), all pursuant to or as contemplated by an Agreement and Plan of Merger between the Company and Seller dated April 2, 1998 ("Agreement and Plan of Merger"); and

     WHEREAS, the Executive has served as Chairman and Chief Executive Officer of the Seller and the Seller Bank and possesses valuable knowledge and experience concerning their respective assets, businesses and operations; and

     WHEREAS, in the course of his employment with the Seller and the Seller Bank, the Executive was instrumental in conceiving, planning and implementing the strategic expansion of the Seller Bank's businesses both on a regional and nationwide basis; and

     WHEREAS, the terms of the Executive's employment contracts with the Seller and the Seller Bank give the Executive a financial incentive to terminate his employment with the Seller and the Seller Bank upon the closing of the transactions contemplated by the Agreement and Plan of Merger; and

     WHEREAS, the Company desires to assure for itself the continued availability of the Executive's services and the ability of the Executive to perform such services with a minimum of personal distraction in the event of a pending or threatened Change of Control (as hereinafter defined); and

     WHEREAS, the Executive is willing to continue to serve the Company on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the Company and the Executive hereby agree as follows:


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                  Section 1.        Employment.

     The Company agrees to employ the Executive, and the Executive hereby agrees to such employment, during the period and upon the terms and conditions set forth in this Agreement.

                  Section 2. Employment Period, Remaining Unexpired Employment Period.

     (a) The terms and conditions of this Agreement shall be and remain in effect during the period of employment established under this section 2 ("Employment Period"). The Employment Period shall be for an initial term of three years beginning on the Effective Date (as defined in section 30 of this Agreement) and ending on the day before the third anniversary date of the Effective Date, plus such extensions, if any, as are provided by the Board of Directors of the Company ("Board") pursuant to section 2(b).

     (b) Beginning on the Effective Date (as defined in section 30 of this Agreement), the Employment Period shall automatically be extended for one (1) additional day each day until ninety (90) days after the second anniversary of the Effective Date (as defined in section 30 of this Agreement), unless either the Company or the Executive makes an earlier election not to extend the Agreement further by giving written notice to the other party. The Employment Period shall end automatically and without further act on the part of the Executive or the Company on the earlier of (i) the third anniversary of the earliest date on which any such written notice is given or (ii) ninety (90) days after the fifth anniversary of the Effective Date (as defined in section 30 of this Agreement). For all purposes of this Agreement, the term "Remaining Unexpired Employment Period" as of any date shall mean the period beginning on such date and ending on: (i) if a notice of non-extension has been given in accordance with this section 2(b), the third anniversary of the date on which such notice is given; and (ii) in all other cases, (A) if the date of determination is before ninety (90) days after the second anniversary of the Effective Date (as defined in section 30 of this Agreement), the third anniversary of the date as of which the Remaining Unexpired Employment Period is being determined and (B) if the date of determination is on or after ninety (90) days after the second anniversary of the Effective Date (as defined in section 30 of this Agreement), ninety (90) days after the fifth anniversary of the Effective Date (as defined in section 30 of this Agreement). Upon termination of the Executive's employment with the Company for any reason whatsoever, any daily extensions provided pursuant to this section 2(b), if not therefore discontinued, shall automatically cease.

     (c) Nothing in this Agreement shall be deemed to prohibit the Company from terminating the Executive's employment at any time during the Employment Period with or without notice for any reason; provided, however, that the relative rights and obligations of the Company and the Executive in the event of any such termination shall be determined under this Agreement.


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                  Section 3.        Duties.

     The Executive shall serve as a Vice Chairman of the Company and the Chairman of the Litigation Advisory Committee, having such power, authority and responsibility and performing such duties as are prescribed by or under the By-Laws of the Company and as are customarily associated with such positions. The Executive's functional responsibilities shall include, but may not be limited to, assisting the Company in the conversion of the Seller Bank's business to that of the Association including, but not limited to, assisting in the conversion of the Seller Bank's data processing system to the Association's data processing system; assisting in the conversion of the Seller Bank's branch offices to branch offices of the Association; assisting in the integration of the Seller Bank's employees with those of the Association; preserving the Seller Bank's franchise by promoting the Association and its products and services in communities previously served by the Seller Bank; promoting the recognition and acceptance of the Association as the Seller Bank's successor among the Seller Bank's customers; advising the Association with respect to the management of the loan and investment portfolios and the development and expansion of the Seller Bank's mortgage origination enterprise for the benefit of the Company and assisting the Company in identifying, evaluating and implementing other business expansion strategies and other strategic initiatives. The Executive shall devote his full business time and attention (other than during weekends, holidays, approved vacation periods, and periods of illness or approved leaves of absence) to the business and affairs of the Company and shall use his best efforts to advance the interests of the Company. The Executive shall report directly to the chief executive officer of the Company.

                  Section 4.        Cash Compensation.

     (a) In consideration for the services to be rendered by the Executive during the Employment Period, the Company shall pay to him a salary at an initial annual rate of SEVEN HUNDRED THOUSAND DOLLARS ($700,000), payable in approximately equal installments in accordance with the Company's customary payroll practices for senior officers. At least annually during the Employment Period, the Board shall review the Executive's annual rate of salary and may, in its discretion, approve an increase therein; provided, however, that at all times during the Employment Period, the Executive's annual rate of salary shall not be less than SEVEN HUNDRED THOUSAND DOLLARS ($700,000) and shall be at least eighty percent (80%) of the rate of base salary then payable by the Company to its Chief Executive Officer.

     (b) The Executive shall participate in the Company's annual bonus plan as the same may be in effect from time to time on such terms and conditions as may be prescribed by or pursuant to the provisions of such plan; provided, however, that for each bonus period the Executive shall receive a bonus in an amount not less than eighty percent (80%) of the amount paid as a bonus to the Company's Chief Executive Officer for the corresponding bonus period. The bonus amount shall be pro-rated for the fiscal year of the Company that includes the Effective Date of this Agreement as defined in section 30 and for any short or stub years commencing after 1998.

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     (c)  In  addition  to  salary,   the   Executive  may  receive  other  cash
compensation from the Company for services hereunder at such times, in such amounts and on such terms and conditions as the Board may determine from time to time.

     (d) In addition to the above, the Executive shall be entitled to receive, on the Effective Date (as defined in section 30 of this Agreement), an option to acquire 25,000 shares of the Company's common stock granted under the Company's 1996 Stock Option Plan for Officers and Employees of Astoria Financial Corporation, with an exercise price per share equal to the closing bid quotation of the Company's common stock on such date and having a ten year option period; provided, however, that during each fiscal year during the Employment Period the Executive shall receive an additional option grant or grants to acquire a number of shares of the common stock of the Company such that the Executive receives, in respect of each fiscal year during the Employment Period, options to acquire a number of shares of the Company's common stock equal to at least 80% of the number of shares which the Chief Executive Officer may acquire under stock options granted to the Chief Executive Officer during any such fiscal year, such options having terms and provisions substantially similar to those contained in the Chief Executive Officer's option grants. All such options shall vest upon the third anniversary of the date of grant and shall thereafter be exercisable; provided, however, that in the event of the termination of the Executive's employment for any reason (other than for cause or due to the Executive's voluntary resignation for reasons other than those specified in Section 9(a) or 11 (b)), all such options shall immediately become 100% vested and exercisable. Such vested and exercisable options shall remain exercisable for one year after any such termination.

     (e) In addition to the above, the Executive shall be entitled to receive, on the Effective Date (as defined in section 30 of this Agreement), a grant of 10,000 shares of restricted Common Stock of the Company. 5,000 of such shares shall vest on January 10, 1999 and the remaining 5,000 shares shall vest on January 10, 2000.

                  Section 5.        Employee Benefit Plans and Programs.

     During the Employment Period, the Executive shall be treated as an employee of the Company and shall be entitled to participate in and receive benefits under any and all qualified or non-qualified retirement, pension, savings, profit-sharing or stock bonus plans, any and all group life, health (including, but not limited to, hospitalization, medical and major medical), dental, accident and long term disability insurance plans, and any other employee benefit and compensation plans (including, but not limited to, any incentive compensation plans or programs, stock option and appreciation rights plans and restricted stock plans) as may from time to time be maintained by, or cover employees of, the Company, in accordance with the terms and conditions of such employee benefit plans and programs and compensation plans and programs and consistent with the Company's customary practices.

                  Section 6.      Indemnification and Insurance.

     (a) During the Employment Period and for a period of six (6) years

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thereafter,the Company shall cause the Executive to be covered by and named as an insured under any policy or contract of insurance obtained by it to insure its directors and officers against personal liability for acts or omissions in connection with service as an officer or director of the Company or service in other capacities at the request of the Company. The coverage provided to the Executive pursuant to this section 6 shall be of the same scope and on the same terms and conditions as the coverage (if any) provided to other officers or directors of the Company.

     (b) To the maximum extent permitted under applicable law, during the Employment Period and for a period of six (6) years thereafter, the Company shall indemnify the Executive against, and hold him harmless from any costs, liabilities, losses and exposures to the fullest extent and on the most favorable terms and conditions that similar indemnification is offered to any director or officer of the Company or any subsidiary or affiliate thereof.

                  Section 7.        Other Activities.

     (a) The Executive may serve as a member of the boards of directors of such business, community and charitable organizations disclosed in the attached
Schedule 7(a) and other such organizations as he may disclose to and as may be approved by the Board (which approval shall not be unreasonably withheld or delayed); provided, however, that such service shall not materially interfere with the performance of his duties under this Agreement. The Executive may also engage in personal business and investment activities which do not materially interfere with the performance of his duties hereunder; provided, however, that such activities are not prohibited under any code of conduct or investment or securities trading policy established by the Company and generally applicable to all similarly situated executives.

     (b) The Executive may also serve as an officer or director of the Association on such terms and conditions as the Company and the Association may mutually agree upon, and such service shall not be deemed to materially interfere with the Executive's performance of his duties hereunder or otherwise result in a material breach of this Agreement. If the Executive is discharged or suspended, or is subject to any regulatory prohibition or restriction with respect to participation in the affairs of the Association, he shall (subject to the Company's powers of termination hereunder) continue to perform services for the Company in accordance with this Agreement but shall not directly or indirectly provide services to or participate in the affairs of the Association in a manner inconsistent with the terms of such discharge or suspension or any applicable regulatory order.

                  Section 8.        Working Facilities and Expenses.

     The Executive's principal place of employment shall be at the Company's executive offices at the address first above written, or at such other location within Queens County or Nassau County, New York at which the Company shall maintain its principal executive offices, or at such other location as the Company and the Executive may mutually agree upon. The Company shall provide the Executive at his principal place of employment with a private office, secretarial services and other support services and facilities suitable to his position with the Company and

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necessary or  appropriate  in connection  with the  performance  of his assigned duties under this Agreement. The Company shall provide to the Executive for his exclusive use an automobile owned or leased by the Company and appropriate to his position, to be used in the performance of his duties hereunder, including commuting to and from his personal residence. The Company shall reimburse the Executive for his ordinary and necessary business expenses, including, without limitation, all expenses associated with his business use of the aforementioned automobile, fees for memberships in such clubs and organizations as the Executive and the Company shall mutually agree are necessary and appropriate for business purposes, and his travel and entertainment expenses incurred in connection with the performance of his duties under this Agreement, in each case upon presentation to the Company of an itemized account of such expenses in such form as the Company may reasonably require.

                  Section 9.        Termination of Employment with
                                    Severance Benefits.

     (a) The Executive shall be entitled to the severance benefits described herein in the event that his employment with the Company terminates during the Employment Period under any of the following circumstances:

     (i) the Executive's voluntary resignation from employment with the Company within ninety (90) days following:

                           (A) the failure of the Board to appoint or re-appoint
                  or elect or re-elect the Executive to the office of Vice Chairman (or a more senior office) of the Company;

                           (B) the failure of the stockholders of the Company to
                  elect or re-elect the Executive to the Board or the failure of the Board (or the nominating committee thereof) to nominate the Executive for such election or re-election if the Executive is a member of the Board on the date of this Agreement or thereafter becomes a member of the Board;

                           (C) the expiration of a thirty (30) day period following the date on which the Executive gives written notice to the Company of its material failure, whether by amendment of the Company's Organization Certificate or By-laws, action of the Board or the Company's stockholders or otherwise, to vest in the Executive the functions, duties, or responsibilities prescribed in section 3 of this Agreement as of the date hereof, unless, during such thirty (30) day period, the Company cures such failure in a manner determined by the Executive, in his sole discretion, to be satisfactory;

                           (D) the expiration of a thirty (30) day period following the date on which the Executive gives written notice to the Company of its material breach of any term, condition or covenant contained in this Agreement

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                  (including,   without   limitation,   any   reduction  of  the
                  Executive's rate of base salary in effect from time to time and any change in the terms and conditions of any compensation or benefit program in which the Executive participates which, either individually or together with other changes, has a material adverse effect on the aggregate value of his total compensation package), unless, during such thirty (30) day period, the Company cures such failure in a manner determined by the Executive, in his sole discretion, to be satisfactory; or

                           (E) the relocation of the Executive's principal place
                  of employment, without his written consent, to a location outside of Nassau County and Queens County, New York;

                  (ii) the termination of the Executive's employment with the Company for any other reason not described in section 10(a).

In such event, the Company shall provide the benefits and pay to the Executive the amounts described in section 9(b).

     (b) Upon the termination of the Executive's employment with the Company under circumstances described in section 9(a) of this Agreement, the Company shall pay and provide to the Executive (or, in the event of his death, to his estate):

                  (i) his earned but unpaid compensation (including, without limitation, all items which constitute wages under section 190.1 of the New York Labor Law and the payment of which is not otherwise provided for under this section 9(b)) as of the date of the termination of his employment with the Company, such payment to be made at the time and in the manner prescribed by law applicable to the payment of wages but in no event later than thirty (30) days after termination of employment;

                  (ii) the benefits, if any, to which he is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained for the benefit of the Company's officers and employees, as modified, where applicable, by this Agreement and Plan of Merger;

                  (iii) continued group life, health (including without limitation hospitalization, medical and major medical), dental, accident and long term disability insurance benefits, in addition to that provided pursuant to section 9(b)(ii), and after taking into account the coverage provided by any subsequent employer, if and to the extent necessary to provide for the Executive, for the Remaining
         Unexpired Employment Period, coverage equivalent to the coverage to which he would have been entitled under such plans (as in effect on the date of his termination of employment, or, if his termination of employment occurs after a

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         Change of Control,  on the date of such  Change of  Control,  whichever benefits are greater), if he had continued working for the Company during the Remaining Unexpired Employment Period at the highest annual rate of compensation achieved during that portion of the Employment Period which is prior to the Executive's termination of employment with the Company;

                  (iv) within thirty (30) days following his termination of employment with the Company, a lump sum payment in an amount equal to the present value of the salary that the Executive would have earned as if he had continued working for the Company during the Remaining
         Unexpired Employment Period at the highest annual rate of salary achieved during that portion of the Employment Period which is prior to the Executive's termination of employment with the Company, where such present value is to be determined using a discount rate equal to the applicable short-term federal rate prescribed under section 1274(d) of the Internal Revenue Code of 1986 ("Code"), compounded using the compounding period corresponding to the Company's regular payroll periods for its officers, such lump sum to be paid in lieu of all other payments of salary provided for under this Agreement in respect of the period following any such termination;

                  (v) within thirty (30) days following his termination of employment with the Company, a lump sum payment in an amount equal to the excess, if any, of:

                           (A) the present  value of the  aggregate  benefits to
                  which he would be entitled under any and all qualified and non-qualified defined benefit pension plans maintained by, or covering employees of, the Company, as if he were 100% vested thereunder and had continued working for the Company during the Remaining Unexpired Employment Period, such benefits to be determined as of the date of termination of employment by adding to the service actually recognized under such plans an additional period equal to the Remaining Unexpired Employment Period and by adding to the compensation recognized under such plans for the most recent year recognized all amounts payable under sections 9(b)(i), (iv), (vii), (viii) and (ix); over

                           (B) the present  value of the benefits to which he is
                  actually entitled under such defined benefit pension plans as of the date of his termination;

         where such present values are to be determined using the mortality tables prescribed under section 415(b)(2)(E)(v) of the Code and a discount rate, compounded monthly, equal to the annualized rate of interest prescribed by the Pension Benefit Guaranty Corporation for the valuation of immediate annuities payable under terminating single-employer defined benefit plans for the month in which the Executive's termination of employment occurs ("Applicable PBGCRate");

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                  (vi) within  thirty (30) days  following  his  termination  of employment with the Company, a lump sum payment in an amount equal to the present value of the additional employer contributions (or if greater in the case of a leveraged employee stock ownership plan or similar arrangement, the additional assets allocable to him through debt service, based on the fair market value of such assets at termination of employment) to which he would have been entitled under any and all qualified and non-qualified defined contribution plans maintained by, or covering employees of, the Company, as if he were 100% vested thereunder and had continued working for the Company during the Remaining Unexpired Employment Period at the highest annual rate of compensation achieved during that portion of the Employment Period which is prior to the Executive's termination of employment with the Company, and making the maximum amount of employee contributions, if any, required under such plan or plans, such present value to be determined on the basis of a discount rate, compounded using the compounding period that corresponds to the frequency with which employer contributions are made to the relevant plan, equal to the Applicable PBGC Rate;

                  (vii) within thirty (30) days following his termination of employment with the Company, a lump sum payment in an amount equal to the present value of the payments that would have been made to the Executive under any cash bonus or long-term or short-term cash incentive compensation plan maintained by, or covering employees of, the Company as if he had continued working for the Company during the Remaining Unexpired Employment Period and had earned the maximum bonus or incentive award in each calendar year that ends during the Remaining Unexpired Employment Period, such payments to be equal to the product of:

                           (A) the maximum  percentage  rate of annual salary at
                  which an award was ever available to the Executive under such incentive compensation plan; multiplied by

                           (B) the  salary  that  would  have  been  paid to the
                  Executive during each such calendar year at the highest annual rate of salary achieved during that portion of the Employment Period which is prior to the Executive's termination of employment with the Company where such present value is to be determined using a discount rate equal to the applicable short-term federal rate prescribed under section 1274(d) of the Code, compounded annually;

                  (viii) at the election of the Company made within thirty (30) days following his termination of employment with the Company (with the written consent of the Executive in the case of options or appreciation rights resulting from

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         the conversion of options  granted by Seller  pursuant to the Agreement and Plan of Merger), upon the surrender of options or appreciation rights issued to the Executive under any stock option and appreciation rights plan or program maintained by, or covering employees of, the Company, a lump sum payment in an amount equal to the product of:

                           (A) the  excess  of (I) the  fair  market  value of a
                  share of stock of the same class as the stock subject to the option or appreciation right, determined as of the date of termination of employment, over (II) the exer cise price per share for such option or appreciation right, as specified in or under the relevant plan or program; multiplied by

                           (B) the  number  of  shares  with  respect  to  which
                  options or appreciation rights are being surrendered.

         For purposes of this section 9(b)(viii) and for purposes of determining the Executive's right following his termination of employment with the Company to exercise any options or appreciation rights not surrendered pursuant hereto, the Executive shall be deemed fully vested in all options and appreciation rights under any stock option or appreciation rights plan or program maintained by, or covering employees of, the Company, even if he is not otherwise vested under such plan or program;

                  (ix) at the election of the Company made within thirty (30) days following the Executive's termination of employment with the Company, upon the surrender of any unvested shares awarded to the Executive under any restricted stock plan maintained by, or covering employees of, the Company, a lump sum payment in an amount equal to the product of:

                           (A) the fair market  value of a share of stock of the
                  same class of stock granted under such plan, determined as of the date of the Executive's termination of employment; multiplied by

                           (B) the number of shares which are being surrendered.

         For purposes of this section 9(b)(ix) and for purposes of determining the Executive's right following his termination of employment with the Company to any stock not surrendered pursuant hereto, the Executive shall be deemed fully vested in all shares awarded under any restricted stock plan maintained by, or covering employees of, the Company, even if he is not otherwise vested under such plan.

The Company and the Executive hereby stipulate that the damages which may be incurred by the Executive following any such termination of employment are not capable of accurate measurement as of the date first above written and that the payments and benefits contemplated by this section

9(b) constitute reasonable damages under the circumstances and shall be payable without any requirement of proof of actual damage and without regard to the Executive's efforts, if any, to mitigate damages. The Company and the Executive further agree that the Company may condition the payments and benefits (if any) due under sections 9(b)(iii), (iv), (v), (vi) and (vii) on the receipt of the Executive's resignation from any and all positions from which he has not been terminated and which he holds as an officer, director or committee member with respect to the Company, the Association or any subsidiary or affiliate of either of them; provided, however, that the foregoing shall not preclude the Executive from performing services and receiving compensation and any other benefits under the Astoria Financial Corporation Litigation Committee Consulting Agreement by and between the Executive and the Company dated April 2, 1998.

                  Section 10.       Termination without Additional Company
                                    Liability.

     (a) In the event that the Executive's employment with the Company shall terminate during the Employment Period on account of:

                  (i) the discharge of the Executive for "cause," which, for purposes of this Agreement shall mean: (A) the Executive intentionally engages in dishonest conduct in connection with his performance of services for the Company resulting in his conviction of a felony; (B) the Executive is convicted of, or pleads guilty or nolo contendere to, a felony or any crime involving moral turpitude; (C) the Executive willfully fails or refuses to perform his duties under this Agreement and fails to cure such breach within sixty (60) days following written notice thereof from the Company; (D) the Executive breaches his fiduciary duties to the Company for personal profit; or (E) the Executive's willful breach or violation of any law, rule or regulation (other than traffic violations or similar offenses), or final cease and desist order in connection with his performance of services for the Company.

                  (ii) the Executive's voluntary resignation from employment with the Company for reasons other than those specified in section 9(a) or 11 (b);

                  (iii)    the Executive's death;

                  (iv) a determination that the Executive is eligible for long-term disability benefits under the Company's long-term disability insurance program or, if there is no such program, under the federal Social Security Act; or

                  (v) the Executive's termination of employment for any reason at or after attainment of mandatory retirement age under the Company's mandatory retirement policy for executive officers in effect as of the date of this Agreement;

then the Company shall have no further obligations under this Agreement, other than the payment to the Executive (or, in the event of his death, to his estate) of his earned but unpaid compensation as of the date of the termination of his employment, and the provision of such other benefits, if any, to which he is entitled as a former employee under the employee benefit plans and programs and compensation plans and programs maintained by, or covering employees of, the Company.

     (b) For purposes of section 10(a)(i), no act or failure to act, on the part of the Executive, shall be considered "intentional" or "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the written advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for "cause" within the meaning of section 10(a)(i) unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of three-fourths of the members of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in section 10(a)(i) above, and specifying the particulars thereof in detail.

                  Section 11.       Termination Upon or Following a
                                    Change Of Control.

     (a) A Change of Control of the Company ("Change of Control") shall be deemed to have occurred upon the happening of any of the following events:

                  (i) approval by the stockholders of the Company of a transaction that would result in the reorganization, merger or consolidation of the Company with one or more other persons, other than a transaction following which:

                           (A) at least 51 % of the equity  ownership  interests
                  of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51 % of the outstanding equity ownership interests in the Company; and

                           (B) at least 51 % of the securities  entitled to vote
                  generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51 % of the securities entitled to vote generally in the election of directors of the Company;

                  (ii) the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule
         13d-3 promulgated under the Exchange Act) of 20% or more of the outstanding securities of the Company entitled to vote generally in the election of directors by any person or by any persons acting in concert, or approval by the stockholders of the Company of any transaction which would result in such an acquisition;

                  (iii) a complete liquidation or dissolution of the Company, or approval by the stockholders of the Company of a plan for such liquidation or dissolution;

                  (iv) the occurrence of any event if, immediately following such event, at least 50% of the members of the board of directors of the Company do not belong to any of the following groups:

                           (A) individuals who were members of the Board of the Company on the date of this Agreement; or

                           (B) individuals who first became members of the Board
                  of the Company after the date of this Agreement either:

                                    (I) upon  election  to serve as a member  of
                           the Board of directors of the Company by affirmative vote of three-quarters of the members of such Board, or of a nominating committee thereof, in office at the time of such first election; or

                                    (II) upon  election by the  stockholders  of
                           the Company to serve as a member of the Board of the Company, but only if nominated for election by affirmative vote of three-quarters of the members of the board of directors of the Company, or of a nominating committee thereof, in office at the time of such first nomination;

                  provided, however, that such individual's election or nomination did not result from an actual or threatened election contest (within the meaning of Rule 14a- 11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents
                  (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board of the Company; or

                  (v) any event which would be  described  in section 1 l(a)(i),
         (ii), (iii) or (iv) if the term "Association" were substituted for the term "Company" therein.

In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Association, or a subsidiary of either of them, by the Company, the Association, or a subsidiary of either of them, or by any employee benefit plan maintained by any of them. For purposes of this section 11 (a), the term "person" shall have the meaning assigned to it under sections 13(d)(3) or 14(d)(2) of the Exchange Act.

     (b) In the event of a Change of Control, the Executive shall be entitled to the payments and benefits contemplated by section 9(b) in the event of his termination of employment with the Company under any of the circumstances described in section 9(a) of this Agreement or under any of the following circumstances:

                  (i) resignation, voluntary or otherwise, by the Executive at any time during the Employment Period following his demotion, loss of title, office or significant authority or responsibility, or following any reduction in any element of his package of compensation and benefits;

                  (ii) resignation, voluntary or otherwise, by the Executive at any time during the Employment Period following any relocation of his principal place of employment or any change in working conditions at such principal place of employment which the Executive, in his reasonable discretion, determines to be embarrassing, derogatory or otherwise adverse;

                  (iii) resignation, voluntary or otherwise, by the Executive at any time during the Employment Period following the failure of any successor to the Company in the Change of Control to include the Executive in any compensation or benefit program maintained by it or covering any of its executive officers, unless the Executive is already covered by a substantially similar plan of the Company which is at least as favorable to him; or

                  (iv) resignation, voluntary or otherwise, for any reason whatsoever following the effective date of the Change of Control.

                  Section 12.       Tax Indemnification.

     (a) This section 12 shall apply if the Executive's employment is terminated upon or following (i) a Change of Control (as defined in section 11 of this Agreement); or (ii) a change "in the ownership or effective control" of the Company or the Association or "in the ownership of a substantial portion of the assets" of the Company or the Association within the meaning of section 28OG of the Code. If this section 12 applies, then, if for any taxable year, the Executive shall be liable for the payment of an excise tax under section 4999 of the Code with respect to any payment in the nature of compensation made by the Company, the Association or any direct or indirect subsidiary or affiliate of the Company or the Association to (or for the benefit of) the Executive, the Company shall pay to the Executive an amount equal to X determined under the following formula:


                  X =                       E x P
                           ____________________________________
                           1 - [(FI x (1 - SLI)) + SLI + E + M]


                  where

                  E   =    the rate at which the excise tax is assessed under
                           section 4999 of the Code;

                  P   =    the amount with respect to which such excise tax is
                           assessed,  determined  without regard to this section
                           12;

                  FI  =    the highest  marginal rate of income tax applicable
                           to the Executive under the Code for the taxable year in question;

                  SLI = the sum of the highest marginal rates of income tax applicable to the Executive under all applicable
                           state  and  local  laws  for  the  taxable   year  in
                           question; and

                  M   =    the  highest   marginal   rate  of  Medicare   tax
                           applicable to the Executive under the Code for the taxable year in question.

With respect to any payment in the nature of compensation that is made to (or for the benefit of) the Executive under the terms of this Agreement, or otherwise, and on which an excise tax under section 4999 of the Code will be assessed, the payment determined under this section 12(a) shall be made to the Executive on the earlier of (i) the date the Company, the Association or any direct or indirect subsidiary or affiliate of the Company or the Association is required to withhold such tax, or (ii) the date the tax is required to be paid by the Executive.

     (b) Notwithstanding anything in this section 12 to the contrary, in the event that the Executive's liability for the excise tax under section 4999 of the Code for a taxable year is subsequently determined to be different than the amount determined by the formula (X + P) x E, where X, P and E have the meanings provided in section 12(a), the Executive or the Company, as the case may be, shall pay to the other party at the time that the amount of such excise tax is finally determined, an appropriate amount, plus interest, such that the payment made under section 12(a), when increased by the amount of the payment made to the Executive under this section 12(b) by the Company, or when reduced by the amount of the payment made to the Company under this section 12(b) by the Executive, equals the amount that should have properly been paid to the Executive under section 12(a). The interest paid under this section 12(b) shall be determined at the rate provided under section 1274(b)(2)(B) of the Code. To confirm that the proper amount, if any, was paid to the Executive under this section 12, the Executive shall furnish to the Company a copy of each tax return which reflects a liability for an excise tax payment made by the Company, at least 20 days before the date on which such return is required to be filed with the Internal Revenue Service.

     (c) The provisions of this section 12 are designed to reflect the provisions of applicable federal, state and local tax laws in effect on the date of this Agreement. If, after the date hereof, there shall be any change in any such laws, this section 12 shall be modified in such manner as the Executive and the Company may mutually agree upon if and to the extent necessary to assure that the Executive is fully indemnified against the economic effects of the tax imposed under section 4999 of the Code or any similar federal, state or local tax.

                  Section 13.       Covenant Not To Compete.

     The Executive hereby covenants and agrees that, for a period of one (1) year following the date of his termination of employment with the Company, he shall not, without the written consent of the Company, become an officer, employee, consultant, director or trustee of any savings bank, savings and loan association, savings and loan holding company, bank or bank holding company, or any direct or indirect subsidiary or affiliate of any such entity, that entails working in any city, town or county in which the Association or the Company has an office or has filed an application for regulatory approval to establish an office, determined as of the effective date of the Executive's termination of employment; provided, however, that this section 13 shall not apply if the Executive's employment is terminated for the reasons set forth in section 9(a); and provided, further, that if the Executive's employment shall be terminated on account of disability as provided in section 10(a)(iv) of this Agreement, this section 13 shall not prevent the Executive from accepting any position or performing any services if (a) he first offers, by written notice, to accept a similar position with, or perform similar services for, the Company on substantially the same terms and conditions and (b) the Company declines to accept such offer within ten (10) days after such notice is given.

                  Section 14.       Confidentiality.

     Unless he obtains the prior written consent of the Company, the Executive shall keep confidential and shall refrain from using for the benefit of himself, or any person or entity other than the Company or any entity which is a subsidiary of the Company or of which the Company is a subsidiary, any material document or information obtained from the Company, or from its parent or subsidiaries, in the course of his employment with any of them concerning their properties, operations or business (unless such document or information is readily ascertainable from public or published information or trade sources or has otherwise been made available to the public through no fault of his own) until the same ceases to be material (or becomes so ascertainable or available); provided, however, that nothing in this section 14 shall prevent the Executive, with or without the Company's consent, from participating in or disclosing documents or information in connection with any judicial or administrative investigation, inquiry or proceed ing to the extent that such participation or disclosure is required under applicable law.

                  Section 15.       Solicitation.

     The Executive hereby covenants and agrees that, for a period of one (1) year following the date of his termination of employment with the Company, he shall not, without the written consent of the Company, either directly or indirectly:

                  (a) solicit, offer employment to, or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Company, the Association or any affiliate, as of the date of this Agreement, of either of them, to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any savings bank, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits and making loans, doing business in any city, town or county in which the Association or the Company has an office or has filed an application for regulatory approval to establish an office, determined as of the date of this Agreement;

                  (b) provide any information, advice or recommendation with respect to any such officer or employee to any savings bank, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits and making loans, doing business in any city, town or county in which the Association or the Company has an office or has filed an application for regulatory approval to establish an office, determined as of the date of this Agreement, that is intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Company, the Association, or any affiliate, as of the date of this Agreement, of either of them, to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any such savings bank, savings and loan association, bank, bank holding company, savings and loan holding company, or other institution engaged in the business of accepting deposits and making loans; or

                  (c) solicit, provide any information, advice or recommendation or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any customer of the Company to terminate an existing business or commercial relationship with the Company.

                  Section 16.       No Effect on Employee Benefit Plans
                                    or Programs.

     The termination of the Executive's employment during the term of this Agreement or thereafter, whether by the Company or by the Executive, shall have no effect on the rights and obligations of the parties hereto under the Company's qualified or non-qualified retirement, pension, savings, thrift, profit-sharing or stock bonus plans, group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans or such other employee benefit plans or programs, or compensation plans or programs, as may be maintained by, or cover employees of, the Company from time to time.

                  Section 17.       Successors and Assigns.

     This Agreement will inure to the benefit of and be binding upon the Executive, his legal representatives and testate or intestate distributees, and the Company and its successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Company may be sold or otherwise transferred. Failure of the Company to obtain from any successor its express written assumption of the Company's obligations hereunder at least sixty (60) days in advance of the scheduled effective date of any such succession shall be deemed a material breach of this Agreement.

                  Section 18.       Notices.

     Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

                  If to the Executive:

                           John J. Conefry, Jr.
                           5 Butler Place
                           Garden City, New York 11530

                           with a copy to:

                           Milbank, Tweed, Hadley & McCloy
                           1 Chase Manhattan Plaza
                           New York, New York 10005

                           Attention:       Mel M. Immergut, Esq.

                  If to the Company:

                           Astoria Financial Corporation
                           One Astoria Federal Plaza
                           Lake Success, New York 11042-1085

                           Attention: General Counsel
                           with a copy to:

                           Thacher Proffitt & Wood
                           Two World Trade Center
                           New York, New York 10048

                           Attention:       W. Edward Bright, Esq.

                  Section 19.       Indemnification for Attorneys' Fees.

     The Company shall indemnify, hold harmless and defend the Executive against reasonable costs, including without limitation legal fees, incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved, as a result of his efforts, in good faith, to defend or enforce the terms of this Agreement; provided, however, that the Executive shall have substantially prevailed on the merits pursuant to a judgment, decree or order of a court of competent jurisdiction or of an arbitrator in an arbitration proceeding, or in a settlement. For purposes of this Agreement, any settlement agreement which provides for payment of any amounts in settlement of the Company's obligations hereunder shall be conclusive evidence of the Executive's entitlement to indemnification hereunder, and any such indemnification payments shall be in addition to amounts payable pursuant to such settlement agreement, unless such settlement agreement expressly provides otherwise.

                  Section 20.       Severability.

     A determination that any provision of this Agreement is invalid or unenforceable shall not affect the validity or enforceability of any other provision hereof.

                  Section 21.       Waiver.

     Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

                  Section 22.       Counterparts.

     This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same Agreement.

                  Section 23.       Governing Law.

     This Agreement shall be governed by and construed and enforced in accordance with the federal laws of the United States and, to the extent that federal law is inapplicable, in accordance with the laws of the State of New York applicable to contracts entered into and to be performed entirely within the State of New York.

                  Section 24.       Headings and Construction.

     The headings of sections in this Agreement are for convenience of reference only and are not intended to qualify the meaning of any section. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

                  Section 25.       Entire Agreement; Modifications.

     This instrument contains the entire agreement of the parties relating to the subject matter hereof, and supersedes in its entirety any and all prior agreements, understandings or representations relating to the subject matter hereof, other than the Employment Agreements, each dated September 19, 1994, by and between Executive and Seller Bank and Seller, respectively (the "Employment Agreements"); the Astoria Financial Corporation Litigation Committee Consulting Agreement between the Company and the Executive dated as of April 2, 1998; and the Letter Agreement dated April 2, 1998 between the Executive, the Company and the Association pursuant to section 4.16(b) of the Agreement and Plan of Merger. No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.

                  Section 26.       Non-duplication.

     In the event that the Executive shall perform services for the Association or any other direct or indirect subsidiary of the Company, any compensation or benefits provided to the Executive by such other employer shall be applied to offset the obligations of the Company hereunder, it being intended that this Agreement set forth the aggregate compensation and benefits payable to the Executive for all services to the Company and all of its direct or indirect subsidiaries.

                  Section 27.       Survival.
     The provisions of sections 6, 9, 11, 12, 13, 14, 15, 18, 20, and 28 shall survive the expiration of the Employment Period or termination of this Agreement.

                  Section 28.       Equitable Remedies.

     The Company and the Executive hereby stipulate that money damages are an inadequate remedy for violations of sections 6(a), 13, 14 or 15 of this Agreement and agree that equitable remedies, including, without limitations, the remedies of specific performance and injunctive relief, shall be available with respect to the enforcement of such provisions.

                  Section 29.       Required Regulatory Provisions.

     Notwithstanding anything herein contained to the contrary, any payments to the Executive by the Company, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. ss.1828(k), and any regulations promulgated thereunder.

                  Section 30.       Effective Date.

     The effective date of this Agreement shall be the date of closing of the merger of the Seller with and into the Company as contemplated by the Agreement and Plan of Merger dated April 2, 1998 ("Effective Date"). In the event that the merger contemplated by the Agreement and Plan of Merger is not consummated, this Agreement shall have no force or effect.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed and the Executive has hereunto set his hand, all as of the day and year first above written.


ATTEST:                               ASTORIA FINANCIAL CORPORATION

By /S/ William K. Sheerin
                                      By /S/ George L. Engelke, Jr.
                                          Name:    George L. Engelke, Jr.
                                          Title:   Chairman of the Board,
                                                   President and Chief Executive
                                                   Officer
[Seal]

                                         /S/ John J. Conefry, Jr.
                                                   JOHN J. CONEFRY, JR.

                                   SCHEDULE 7A

                     JOHN J. CONEFRY, JR.-BOARD MEMBERSHIPS

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NYC and National MS Societies
Board of directors 1979 - Present

New York Foundling Hospital
Advisory Board - 1989 - Present

Wheelchair Charities
Advisory Board 1994 - Present

Telicare
Board of Trustees 1995 - Present

St. Vincent's Services
Board of Directors 1995 - Present

Hofstra University
Board of Trustees 1996 - Present

Help for the Poor
Board Member January 1998 - Present